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                         [SIDLEY & AUSTIN LETTERHEAD]




                              September 22, 1998



Board of Directors
Metris Companies Inc.
600 South Highway 169
Suite 1800
St. Louis Park, Minnesota 55426-1222

     Re:  REGISTRATION STATEMENT ON FORM S-3 (NO. 333-60973)

Dear Gentlemen:

     We are counsel to Metris Companies Inc., a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-3, Registration No. 333-60973 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale of $750,000,000 in securities of the Company, consisting of debt securities (the "Debt Securities"), preferred stock, par value $.01 per share (the "Preferred Stock") and common stock, par value $.01 per share (the "Common Stock"). Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under an Indenture (the "Indenture") between the Company and the trustee identified therein (the "Trustee") in the form filed as an exhibit to the Registration Statement.

     In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined or caused to be examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:



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SIDLEY & AUSTIN                                                         CHICAGO

Board of Directors
September 22, 1998
Page 2


          1. With respect to any series of Debt Securities when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture, (including any necessary supplemental indenture), shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities; (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been delivered to purchasers thereof against payment of the agreed consideration therefor; and (v) any consents required pursuant to the Company's credit facilities shall have been obtained, each series of Debt Securities will be legally issued and enforceable against the Company in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

          2. With respect to any series of Preferred Stock, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions specifying the terms and conditions of such series of Preferred Stock and authorizing its issuance; (iv) the Company shall have filed with the Delaware Secretary of State a certificate of designation with respect to such series of Preferred Stock; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, such series of Preferred Stock will be legally issued, fully paid and nonassessable.

          3. With respect to Common Stock, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board of


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SIDLEY & AUSTIN                                                         CHICAGO

Board of Directors
September 22, 1998
Page 3


     Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock; and (iv) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the Common Stock will be legally issued, fully paid and nonassessable.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion is limited to the laws of the State of Illinois, the State of New York, the Delaware General Corporation Law and the Securities Act.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement or the Prospectus included therein.


                                   Very truly yours,

                                   /s/ Sidley & Austin